UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 7, 2009

Golden Eagle International, Inc.
(Name of registrant as specified in its charter)

Colorado	0-23726	84-1116515
State of Incorporation	Commission File Number	IRS Employer Identification No.

9661 South 700 East, Salt Lake City, Utah 84070
Address of principal executive offices

801-619-9320
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 7, 2009 the Board of Directors of Golden Eagle International Inc. (the “Company”) adopted a new equity compensation plan and granted options under that plan and approved the terms of employment agreements between both the Company’s chief executive officer and its chief financial officer.  Both employment agreements and the equity compensation plan itself are subject to shareholder approval.  Since they are subject to shareholder approval, the employment agreements are not enforceable against the Company and the options granted pursuant to the plan are not exercisable.  Consequently the disclosure in this report is being voluntarily provided by the Company.

1.           Revised 2009 Equity Incentive Plan. On October 7, 2009 the Company adopted the Golden Eagle International, Inc. Revised 2009 Equity Incentive Plan (the “Revised Plan”).  Additionally, on that date the Board of Directors nullified the 2009 Equity Incentive Plan which was adopted on March 27, 2009.  The earlier (March 2009) plan is not effective because it, too, was subject to shareholder approval which has not been obtained.  The Revised Plan and all options granted pursuant to it, are subject to consideration and approval by our shareholders by no later than October 6, 2010.

Concurrent with the adoption of the Revised Plan the Board of Directors granted options to our executive officers and directors, as well as several of our key employees. The options granted under the Revised Plan only vest if and when the Company’s shareholders approve the Revised Plan, and will be exercisable for a three year term through October 7, 2012.  The exercise price of all options granted under the Revised Plan is $0.0011 which was established by calculating the average of the closing price for the 10 trading days prior to October 7, 2009 ($0.0010), the date the Board approved the Plan, plus the addition of 10% to that average price.   The options were granted as follows:

Terry C. Turner, President, Chief Operating Officer and Chairman of the Board of Directors	200,000,000
Harlan (Mac) DeLozier, Vice President for Bolivian Operations and Director	100,000,000
Tracy A. Madsen, Vice President for U.S. Operations, Chief Financial Officer, Corporate Secretary and Treasurer	75,000,000
Alvaro Riveros, Director	10,000,000
Blane W. Wilson, Chief Operating Officer	80,000,000

2.           Executive Employment Agreements.

On October 7, 2009 the Company’s Board of Directors approved the general terms of employment agreements between the Company and:

1) Terry Turner, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors (the “Turner Agreement”); and

2) Tracy A. Madsen, the Company’s Chief Financial Officer and Vice President of U.S. Administration (the “Madsen Agreement”).

Collectively the Turner Agreement and the Madsen Agreement are referred to the “Agreements” and Mr. Turner and Mr. Madsen are each referred to herein as the “Executive.”

The Agreements are contingent upon receiving shareholder approval by October 7, 2010.   If the Agreements are not approved by our shareholders before October 7, 2010 they will be void ab initio.  However, it is expected that if the shareholders do not approve the Agreements Mr. Turner will continue to serve as an at-will employee and Mr. Madsen will continue to serve under the terms of his existing employment arrangement.  The Agreements are attached as exhibits to this current report.

If they become effective following shareholder approval, the Agreements are both for an initial 3-year term and will renew for successive one year terms unless terminated by the Company or the Executive.  The Turner Agreement provides for a base salary of $180,000, which is equal to Mr. Turner’s current salary; the Madsen Agreement provides for a base salary of $110,000, which is equal to his current salary.  The Agreements provide that the Executive is eligible to receive a discretionary cash bonus based on the Company’s business and results are eligible to participate in the Company’s equity based compensation plans and to receive other standard employee benefits.  The Agreements impose restrictive covenants on the Executive, such as confidentiality obligations and non-solicitation restrictions.

If the Agreements are terminated by the Company without cause, or not as a result of the Executive’s death or disability, the Executive is entitled to a severance payment equal to the Executive’s base salary at the rate in effect on the termination date for a period of 6 months, plus one month for each year that Executive has been with the Company, or through expiration of the Agreement’s original term, whichever is a shorter period of time.  However, in no event will the Executive be entitled to less than 6 months of severance pay.

The Agreements also provide for a severance payment upon a “change of control event” (as defined in the Agreements) or if the Agreements are terminated by the Executive for “good reason.”    For the purpose of the Agreements “good reason” includes: a material breach of the Agreement or other terms of employment by the Company; a significant change or diminution in the Executive’s duties; and the requirement that the Executive, without his consent, be based at an office or location more than 50 miles from his current work location.  The severance to be paid to Mr. Turner upon a change of control event or upon the Agreement being terminated for good reason is calculated using the greater of:

1) An amount equal to Mr. Turner’s base salary at the rate in effect on the termination date for a period of 6 months, plus one month for each year that Mr. Turner has been with the Company, or through expiration of the Agreement’s original term, whichever is a shorter period of time; or

2)  An amount equal to 2 times the sum of (a) Mr. Turner’s then current annual base salary and (b) the amount of the most recent discretionary bonus paid to Mr. Turner (if any) less applicable withholding.

The severance to be paid to Mr. Madsen upon a change of control event or upon the Agreement being terminated for good reason is calculated using the greater of:

1) An amount equal to Mr. Madsen’s base salary at the rate in effect on the termination date for a period of 6 months, plus one month for each year that Mr. Madsen has been with the Company, or through expiration of the Agreement’s original term, whichever is a shorter period of time; or

2)  An amount equal to (a) one year of Mr. Madsen’s current annual base salary and (b) the amount of the most recent discretionary bonus paid to Mr. Madsen (if any) less applicable withholding.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

10.1           Revised 2009 Equity Incentive Plan.
10.2           Turner Executive Employment Agreement.
10.3           Madsen Executive Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 16th day of October, 2009.

Golden Eagle International, Inc.

By:   /s/ Terry C. Turner
Terry C. Turner,
President and Chief Executive Officer